CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of Industri-Matematik International Corp. on Form S-8 (SEC file no. 333-19737) and Form S-8 (SEC file no. 333-25407) of our report dated July 28, 1997, on our audits of the consolidated financial statements of Industri-Matematik International Corp. as of April 30, 1996 and 1997, and for the years ended April 30, 1995, 1996, and 1997, which report is included in this Annual Report on Form 10-K.

Stockholm, Sweden, July 28, 1997

OHRLINGS COOPERS & LYBRAND AB

By: /S/ ROBERT BARNDEN
    -------------------------
    Robert Barnden